        As filed with the Securities and Exchange Commission on August 5, 1996


                                                Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM S-8


                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933



                                 Vernitron Corporation
             -----------------------------------------------------------
                (Exact name of registrant as specified in its charter)


             Delaware                                           11-1962029
- ---------------------------------                          -------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)



                        645 Madison Avenue, New York, NY 10022
                   ------------------------------------------------
                (Address of principal executive offices and zip code)



                 Vernitron Corporation Long-Term Stock Incentive Plan
          -----------------------------------------------------------------
                               (Full title of the plan)


                                  Elliot N. Konopko
                                Vernitron Corporation
                                  645 Madison Avenue
                                  New York, NY 10022
          -----------------------------------------------------------------
                       (Name and address of agent for service)

                                    (212) 593-7900
          -----------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE



- --------------------------------------------------------------------------------
                               Proposed        Proposed
Title of                       maximum         maximum
securities     Amount          offering        aggregate       Amount of
to be          to be           price           offering        registration
registered     registered      per share       price           fee
- --------------------------------------------------------------------------------

Common Stock
               90,000 shares   $9.15           $823,500        $283.96
$0.01 par value
- --------------------------------------------------------------------------------


                                          2

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                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission) (File No. 0-16182) are incorporated herein by reference:

    (a)       Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995.
    (b) (1)   Registrant's Quarterly Report on Form 10-Q for the quarter ended
              March 31, 1996.
    (b) (2)   Registrant's Form 8-K, dated April 26, 1996.
    (b) (3)   Registrant's Form 8-K, dated May 7, 1996.
    (b) (4)   Registrant's Proxy Statement, dated June 17, 1996.
    (c)       Description of the Registrant's Common Stock contained in the
              Registrant's Form 8-A, dated August 8, 1991, as amended.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

                                          3

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The opinion regarding the legality and validity of securities to be issued is being rendered by Elliot N. Konopko, Vice President and General Counsel of the Company, who is a participant in the Vernitron Corporation Long-Term Stock Incentive Plan and holds options granted thereunder.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 7(a) of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the extent permitted by Section 145. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 7(b) of the Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by Section 102(a)(7). The Registrant has also entered into indemnification agreements with its officers and directors. The Registrant also maintains a directors' and officers' insurance policy which is designed, among other things, to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification obligations of the Registrant. Such policy provides for coverage of $5,000,000.

    The Plan provides that the members of the committee administering the Plan shall be indemnified by the Company against certain liabilities and expenses arising out of the performance by such persons of their duties in such capacities.

    The foregoing statements are subject to the detailed provisions of Section 102(a)(7) of the DGCL, Sections 7(a) and (b) of the Certificate of Incorporation of the Registrant and such agreements, policies and documents, as applicable.


ITEM 8.  EXHIBITS

    The following exhibits are filed with or incorporated by reference into this Registration Statement:

         EXHIBIT
         NUMBER                             DESCRIPTION

         4(a) Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-A, dated August 8, 1991, as amended ("Form 8-A"))

                                          4

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         4(b)      Registrant's By-laws (incorporated by reference to Exhibit
                   2 to the Form 8-A.)

         5 Opinion of counsel with respect to the securities being registered.

         23        Consent of counsel (contained in Exhibit 5).

         24 (a)    Power of Attorney. See signature pages to this Registration
                   Statement.
         24(b)     Consent of Arthur Andersen LLP


ITEM 9.UNDERTAKINGS.

    (a)       The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated be reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          6

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                                     EXHIBIT INDEX


    The following exhibits are filed with or incorporated by reference into this Registration Statement:


         EXHIBIT
         NUMBER         DESCRIPTION                                       PAGE
         --------       -----------                                       ----

              4(a)      Registrant's Restated Certificate of              N/A
                        Incorporation (incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-A filed on August 8, 1991
                        ("Form 8-A").)

              4(b)      Registrant's By-laws (incorporated by             N/A
                        reference to Exhibit 2.)

              5         Opinion of counsel with respect to the            10
                        securities being registered.

              23        Consent of counsel (contained in Exhibit 5).      N/A

              24(a)     Power of Attorney.  See signature pages           N/A
                        to this Registration Statement.

              24(b)     Consent of Arthur Andersen                        11

                                          7

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                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of August 1996.

                        VERNITRON CORPORATION

                        By:    /s/Stephen W. Bershad
                             ---------------------------------------
                             Stephen W. Bershad
                             Chairman of the Board and
                              Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elliot N. Konopko, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Date:    August 5, 1996                 /s/Stephen W. Bershad
                                       ------------------------------------
                                       Stephen W. Bershad
                                       Director, Chairman of the Board
                                       and Chief Executive Officer


Date:    August 5, 1996                 /s/Anthony J. Fiorelli, Jr.
                                       ------------------------------------
                                       Anthony J. Fiorelli, Jr.
                                       Director

                                          8

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Date:    August 5, 1996                 /s/Eliot M. Fried
                                       ------------------------------------
                                       Eliot M. Fried
                                       Director


Date:    August 5, 1996                 /s/Raymond F. Kunzmann
                                       ------------------------------------
                                       Raymond F. Kunzmann
                                       Vice President - Finance and
                                       Controller

                                          9